UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

On October 26, 2022, the Board of Directors of Unitil Corporation (the “Company”) elected Dr. Neveen F. Awad as a Director, effective immediately. The addition of a new Director is part of the Board of Directors normal succession planning process in anticipation of upcoming retirements from the Board of Directors due to Directors reaching the mandatory retirement age of 75. Dr. Awad will serve on the Board of Directors until the Company’s 2023 annual meeting of shareholders, scheduled for April 26, 2023, at which point she will stand for election to the Board of Directors for a three-year term. The Board of Directors also appointed Dr. Awad to its Compensation Committee.

The Nominating and Governance Committee of the Board of Directors recommended (i) Dr. Awad’s election to the Board of Directors and (ii) Dr. Awad’s appointment to the Compensation Committee.

The Board of Directors has determined that Dr. Awad is independent (as defined in Section 303A.02 of the NYSE Listed Company Manual – Corporate Governance Standards). Dr. Awad does not have any relationships with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Awad is a partner and managing director of the Boston Consulting Group (“BCG”), a global management consulting firm. She leads the Detroit office, and also is the global leader of BCG’s Technology Platform offering. Prior to BCG, Dr. Awad was an assistant professor at Wayne State University School of Business, a public research university in Detroit, Michigan. Dr. Awad earned a Bachelor of Science in Computer Science from Yale University, and a Ph.D. from the University of Michigan School of Business.

As of October 26, 2022, Dr. Awad did not beneficially own any shares of the Company’s common stock. The address for Dr. Awad is c/o Unitil Corporation, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

As a member of the Board of Directors who is not an officer or employee of the Company or any of its subsidiaries, Dr. Awad is entitled to (i) an annual cash retainer fee of $65,000 per year, which is paid in quarterly installments, (ii) an annual equity retainer fee of $80,000 per year, which is payable in kind as common stock or restricted stock units and (iii) $2,000 for each special meeting of the Board of Directors that she attends in person. In addition, each non-chair member of a committee of the Board of Directors will receive an annual cash retainer of $7,000 per committee per year, which is paid in quarterly installments.

Item 7.01	Regulation FD Disclosure

A copy of the Registrant’s press release issued regarding the matter identified in Item 5.02(d) is included herein as Exhibit 99.1 and incorporated herein by reference

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

99.1	Press Release dated October 26, 2022 regarding election of director.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Robert B. Hevert
Robert B. Hevert
Senior Vice President, Chief Financial Officer and Treasurer

Date:	November 1, 2022